Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common units beneficially owned by each of them of Ferrellgas Partners, L.P. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 29th day of June, 2015.

JAMEX, LLC

/s/ James H. Ballengee
Name: James H. Ballengee
Title: Manager

JAMEX MARKETING, LLC

/s/ James H. Ballengee
Name: James H. Ballengee
Title: Manager

BALLENGEE INTERESTS, LLC

/s/ James H. Ballengee
Name: James H. Ballengee
Title: Manager

JAMES H. BALLENGEE

/s/ James H. Ballengee
Name: James H. Ballengee